                                                                      newsrelease
CTS CORPORATION  Elkhart, Indiana 46514h(574) 523-3800

July 27, 2009
FOR RELEASE:  Immediately

CTS ANNOUNCES SECOND QUARTER 2009 RESULTS

Sequential Improvement in Revenues, Operating Earnings and Cash Flow

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced second quarter 2009 revenues of $120.4 million, 2% higher than first quarter 2009 revenues of $118.1 million.  Second quarter 2009 net loss, on a GAAP basis, of $7.0 million, or $0.21 per diluted share, includes an international cash repatriation related tax charge, primarily non-cash, of $9.1 million, or $0.27 per diluted share. The first quarter 2009 net loss, on a GAAP basis, of $35.6 million, or $1.06 per diluted share, included charges for restructuring and non-cash goodwill impairment of $35.4 million, or $1.03 per diluted share.  Second quarter adjusted net earnings of $2.1 million, or $0.06 per diluted share, compares favorably to the first quarter adjusted net loss of $1.1 million, or $0.03 per diluted share.

Second quarter 2009 adjusted earnings improvement over the first quarter 2009 was driven by higher revenues, savings from reduced headcount and a gain on the sale of an idle facility. The Company continues to take prudent short-term actions, including tighter management of all discretionary spending and other initiatives to align its costs with current production volumes. Global headcount has been reduced by approximately 23% from mid-2008 levels.

Second quarter 2009 Components and Sensors segment revenues increased 17% from the first quarter 2009 driven by a 31% improvement in automotive product shipments as global demand, especially in Asia, recovered modestly combined with some new programs. Sales of electronic component products were flat from the first quarter 2009, although there were pockets of modest growth in infrastructure product sales.  EMS segment sales declined 7% from the first quarter 2009 reflecting previously announced planned end-of-life sales reductions to Hewlett-Packard (HP) and lower overall computer and medical market demand.

Second quarter 2009 adjusted diluted earnings per share of $0.06 compares to $0.27 in the same period last year, reflecting 35% lower revenues from the impact of the global recession. Components and Sensors segment sales decreased 41% from the same period last year, impacted by a 51% decline in North American light vehicle production and lower demand across all electronic component markets. EMS segment sales decreased 31% from the same period last year, primarily reflecting previously announced planned end-of-life sales reductions to HP and lower sales in the communications market.

CTS’ new business wins continued at a strong pace during the second quarter 2009. Revenues from these wins are expected to exceed $80 million over their five year program lives beginning approximately mid-2010. Within the Components and Sensors segment, new business awards included pedal module business with new European and Asian customers including applications for electric and hybrid cars as well as electronic components for Asian and U.S. telecom providers. Within the EMS segment, new business wins included green applications with charging stations for electric cars. Overall, total CTS year-to-date new business wins are expected to add over $160 million in revenues over their program lives with shipments beginning in mid-2010.

Cash flow from operations was $19.7 million in the second quarter 2009, increasing $1.9 million over the same period last year and $23.7 million higher from the first quarter 2009. As planned, capital expenditures of $1.4 million were $4.8 million lower than the same period last year and unchanged from the first quarter.

Commenting on second quarter results, Vinod M. Khilnani, CTS Chairman and Chief Executive Officer, stated, “The business environment continues to be challenging, but stable. Strong new business wins and effective cost containment measures are contributing to better earnings performance and strong cash flow, despite pressures from the global recession. As our diversification strategies succeed with new customers, business awards and design wins, we believe CTS will emerge from the recession as a stronger company.”

Based on the year-to-date performance and ongoing cost structure management initiatives, the Company expects second half 2009 earnings to improve over the first half, despite limited forward visibility and continued weak economic conditions.  Full-year free cash flow is also projected to be positive.

SEGMENT INFORMATION
(Dollars in millions)

	Second Quarter		Second Quarter		First Quarter
	2009		2008		2009
		Segment		Segment		Segment
	Net	Operating	Net	Operating	Net	Operating
	Sales	Earnings	Sales	Earnings	Sales	(Loss)/Earnings
Components and Sensors	$49.6	$2.1	$84.1	$10.2	$42.3	($3.4)
Electronics Manufacturing Services (EMS)	70.8	1.1	102.0	3.7	75.8	3.3
Segment Operating Earnings / (Loss)		3.2		13.9		(0.1)
Expenses not allocated to business segments:
- Restructuring and related charges				(0.1)		(2.2)
- Goodwill impairment						(33.2)
Total	$120.4	$3.2	$186.1	$13.8	$118.1	($35.5)

Components & Sensors: Components and Sensors sales increased $7.3 million, or 17%, from the first quarter of 2009 reflecting improved automotive product sales primarily in Asia and Europe. Electronic component product demand remained flat. Segment operating earnings increased $5.5 million from a loss of $3.4 million in the first quarter primarily on higher sales volume, cost containment and a gain on the sale of an idle facility.

Components and Sensors second quarter 2009 sales decreased $34.5 million, or 41%, from the second quarter of 2008, from the impact of the global recession.  Sales of automotive sensor and actuator products declined $21.9 million, or 41%, and electronic component product sales declined $12.6 million, or 40%. Segment operating earnings of $2.1 million was unfavorable to the second quarter of 2008 due to lower volumes, partially offset by reduced operating expenses and a gain on the sale of an idle facility.

EMS: EMS sales decreased $5.0 million, or 7%, from the first quarter 2009, primarily from decreased demand in the computer, medical and defense and aerospace markets, partially offset by increased sales into industrial and communications markets. Segment operating earnings of $1.1 million decreased $2.2 million primarily due to lower volumes and less favorable product mix.

EMS sales decreased $31.2 million, or 31%, from the second quarter of 2008 reflecting lower sales in the computer, communications and industrial markets, partially offset by increased sales in the defense and aerospace and medical markets.  Segment operating earnings decreased $2.6 million from the second quarter of 2008 primarily on lower volumes.

Conference Call

As previously announced, the Company has scheduled a conference call on Tuesday, July 28, 2009 at 11:00 a.m. EDT. Those interested in participating may dial 888-639-6205 (703-925-2608, if calling from outside the U.S.). No access code is needed. There will be a replay of the conference call available from 1:30 p.m. EDT on Tuesday, July 28, 2009, through 11:59 p.m. EDT on Tuesday, August 4, 2009. The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.). The access code is 106596. There will also be a live audio webcast of the conference call which can be accessed directly from the Web sites of CTS Corporation (www.ctscorp.com), StreetEvents (www.StreetEvents.com), Netscape (www.netscape.com), Compuserve (www.compuserve.com) and others. AOL subscribers will have access through the Personal Finance section of AOL.

About CTS

CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical, defense and aerospace and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement

This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates, including those resulting from the current global financial and credit crisis; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; disruption, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged by CTS and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; the Company’s successful execution of restructurings and profit improvement plans; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; and CTS’ ability to protect its intellectual property. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC, available at http://www.ctscorp.com/investor_relations/investor.htm. CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	June 28	March 29
	2009	2009
	Adjusted	Adjusted

Net sales	$120,398	$118,131

Costs and expenses:
Cost of goods sold	98,520	98,302
Selling, general and administrative expenses	15,243	16,620
Research and development expenses	3,466	3,353

Adjusted operating earnings / (loss)	3,169	(144)

Other (expense) / income:
Interest expense	(471)	(888)
Other	6	(251)
Total other expense	(465)	(1,139)

Adjusted earnings / (loss) before income taxes	2,704	(1,283)

Adjusted income tax expense / (benefit)	652	(152)

Adjusted net earnings / (loss)	$2,052	$(1,131)

Adjusted net earnings / (loss) per share:
	-
Diluted	$0.06	$(0.03)

Cash dividends declared per share	$0.03	$0.03

Average common shares outstanding:

Diluted	33,779	33,744

See reconciliation and explanation of net earnings / (loss) to adjusted net earnings attached.

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2009	2008*	2009	2008*

Net sales	$120,398	$186,091	$238,529	$358,846

Costs and expenses:
Cost of goods sold	98,520	145,938	196,822	284,869
Selling, general and administrative expenses	15,243	21,506	31,863	42,482
Research and development expenses	3,466	4,750	6,819	9,067
Restructuring and impairment charges	-	113	2,243	263
Goodwill impairment	-	-	33,153	-

Operating (loss) / earnings	3,169	13,784	(32,371)	22,165

Other (expense) / income:
Interest expense	(471)	(1,707)	(1,359)	(3,385)
Other	6	38	(245)	1,263
Total other expense	(465)	(1,669)	(1,604)	(2,122)

(Loss) / earnings before income taxes	2,704	12,115	(33,975)	20,043

Income tax (benefit) / expense	9,729	2,547	8,699	4,178

Net (loss) / earnings	$(7,025)	$9,568	$(42,674)	$15,865

Net (loss) / earnings per share:
Basic	$(0.21)	$0.28	$(1.26)	$0.47

Diluted	$(0.21)	$0.27	$(1.26)	$0.45

Cash dividends declared per share	$0.03	$0.03	$0.06	$0.06

Average common shares outstanding:
Basic	33,779	33,652	33,762	33,748

Diluted	33,779	38,090	33,762	38,209

*The Statement of Earnings at June 29, 2008 was adjusted from the previously filed 10-Q to comply with the provisions of FASB Staff Position No. APB 14-1,“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2009	2008*	2009	2008*
	Adjusted	Adjusted	Adjusted	Adjusted

Net sales	$120,398	$186,091	$238,529	$358,846

Costs and expenses:
Cost of goods sold	98,520	145,938	196,822	284,869
Selling, general and administrative expenses	15,243	21,506	31,863	42,482
Research and development expenses	3,466	4,750	6,819	9,067
Restructuring and impairment charges	-	113	-	263

Adjusted operating earnings	3,169	13,784	3,025	22,165

Other (expense) / income:
Interest expense	(471)	(1,707)	(1,359)	(3,385)
Other	6	38	(245)	1,263
Total other expense	(465)	(1,669)	(1,604)	(2,122)

Adjusted earnings before income taxes	2,704	12,115	1,421	20,043

Adjusted income tax expense	652	2,547	500	4,178

Adjusted net earnings	$2,052	$9,568	$921	$15,865

Adjusted net earnings per share:
			-
Diluted	$0.06	$0.27	$0.03	$0.45

Cash dividends declared per share	$0.03	$0.03	$0.06	$0.06

Average common shares outstanding:

Diluted	33,779	38,090	33,762	38,209

*The Statement of Earnings at June 29, 2008 was adjusted from the previously filed 10-Q to comply with the provisions of FASB Staff Position No. APB 14-1,“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

See reconciliation and explanation of net earnings / (loss) to adjusted net earnings attached.

CTS Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
(In thousands of dollars)

	June 28,	December 31,
	2009	2008 *

Cash and cash equivalents	$ 26,835	$ 44,628
Accounts receivable, net	73,602	94,175
Inventories, net	61,745	70,867
Other current assets	15,606	16,172
Total current assets	177,788	225,842

Property, plant & equipment, net	85,505	90,756
Other assets	131,062	171,844

Total Assets	$ 394,355	$ 488,442

Notes payable and current portion
of long-term debt	$ -	$ -
Accounts payable	52,960	71,285
Other accrued liabilities	36,167	41,956
Total current liabilities	89,127	113,241

Long-term debt	51,000	79,988
Other obligations	17,101	17,740
Shareholders' equity	237,127	277,473

Total Liabilities and
Shareholders' Equity	$ 394,355	$ 488,442

*The Balance Sheet at December 31, 2008 was adjusted from the previously filed 10-Q to comply with the provisions of FASB Staff Position No. APB 14-1,“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Adjusted Loss Per Share

The following table reconciles diluted loss per share to adjusted diluted loss per share for the Company:

	Three Months Ended	Six Months Ended
	June 28,	June 28,
	2009	2009

Diluted loss per share	$ (0.21)	$ (1.26)
Tax affected charges to reported diluted
loss per share:
Deferred tax expense due to cash repatriation	0.27	0.27
Restructuring charge	-	0.05
Goodwill impairment	-	0.97
Adjusted diluted loss per share	$ 0.06	$ 0.03

Adjusted diluted loss per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted loss per share. CTS calculates adjusted diluted loss per share to exclude the per share impact of restructuring and goodwill impairment charges. We exclude the impact of these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance. CTS used adjusted diluted loss per share measures to evaluate overall performance, establish plans and perform strategic analysis. Using adjusted diluted loss per share measures avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because adjusted diluted loss per share measures are based on the exclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that adjusted diluted loss per share measures are useful to its management, investors and stakeholders in that they:

- provide a truer measure of CTS' operating performance,
- reflect the results used by management in making decisions about the business, and
- help review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted diluted loss per share measures in evaluating the performance of CTS with peer companies.

Segment Operating Earnings / (Loss)

Segment operating earnings / (loss) is a non-GAAP financial measure outside the context of the FAS 131 required reconciliation in the notes to the Company's financial statements.  The most comparable GAAP term is operating earnings / (loss).  Segment operating earnings / (loss) always exclude the effects of charges for restructuring and goodwill impairment when they are incurred by the Company.  Segment operating earnings / (loss) exclude interest expense, and other non-operating income and income taxes according to how a particular segment is measured.  CTS' management provides the segment operating earnings / (loss) measure to provide consistency between segment information in its earnings release and the business segment discussion in the notes to its financial statements.

Free Cash Flow

Free cash flow is a non-GAAP financial measure which CTS defines as net cash provided by operations less capital expenditures.  The most directly comparable GAAP measure is net cash provided by operations.  CTS' management uses free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions.  CTS' management believes free cash flow is a useful measure because it reflects the performance of its overall operations more accurately than net cash provided by operations and because it provides investors with the same results that management used as the basis for making decisions about the business.  Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow.  CTS' management takes these limitations into account when using free cash flow to make investing

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED TO CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended			Three Months Ended	Six Months Ended			Six Months Ended
	June 28			June 28	June 28			June 28
	2009	Adjustments	Note	2009	2009	Adjustments	Note	2009
	(GAAP)			Adjusted	(GAAP)			Adjusted
Net sales	$ 120,398			$ 120,398	$ 238,529			$ 238,529

Costs and expenses:
Cost of goods sold	98,520			98,520	196,822			196,822
Selling, general and administrative expenses	15,243			15,243	31,863			31,863
Research and development expenses	3,466			3,466	6,819			6,819
Restructuring and impairment charges	-			-	2,243	(2,243)	A	-
Goodwill Impairment	-			-	33,153	(33,153)	B	-

Operating (loss) / earnings	3,169	-		3,169	(32,371)	35,396		3,025

Other (expense) / income:
Interest expense	(471)			(471)	(1,359)			(1,359)
Other	6			6	(245)			(245)
Total other expense	(465)			(465)	(1,604)			(1,604)

(Loss) / earnings before income taxes	2,704	-		2,704	(33,975)			(33,975)

Income tax (benefit) / expense	9,729	(9,077)	C	652	8,699	(8,199)	D	500

Net (loss) / earnings	$ (7,025)	$ 9,077		$ 2,052	$ (42,674)	$ 43,595		$ 921

Net (loss) / earnings per share:
Basic	$ (0.21)	$ 0.27		$ 0.06	$ (1.26)	$ 1.29		$ 0.03
				-				-
Diluted	$ (0.21)	$ 0.27		$ 0.06	$ (1.26)	$ 1.29		$ 0.03

Cash dividends declared per share	$ 0.03			$ 0.03	$ 0.06			$ 0.06

Average common shares outstanding:
Basic	33,779			33,779	33,762			33,762

Diluted	33,779			33,779	33,762			33,762

Notes:
A.	This adjustment pertains to restructuring charges that occurred in the first quarter of 2009 as a result of a company-wide restructuring plan.

B.	This adjustment pertains to the impairment of the carrying value of goodwill.

C.	This adjustment pertains to deferred tax expense recorded as a result of a one-time cash repatriation event.

D.	The following table presents the tax components related to Notes A, B and C above:

Tax benefit related to first quarter restructuring charges				$ 673
Tax benefit related to first quarter goodwill impairment charges				205
Tax expense related to one-time cash repatriation event				(9,077)
				$ (8,199)